EXHIBIT 10.14

AMENDMENT NO. 1
to
CREDIT AGREEMENT (364-DAY FACILITY)

        This AMENDMENT NO. 1 TO CREDIT AGREEMENT (364-DAY FACILITY) (this “Amendment”), dated as of September 29, 2008, is entered into by and among, Caterpillar Financial Services Corporation (the “Borrower”), the Banks party hereto (the “Banks”), and Société Générale (“SG”), as agent (the “Agent”) under the Credit Agreement defined below.  Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

PRELIMINARY STATEMENTS

        The Borrower, the Banks and the Agent are parties to the Credit Agreement (364-Day Facility), dated as of July 15, 2008 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Borrower has requested that the Banks and the Agent amend the Credit Agreement as hereinafter set forth, and the Banks and the Agent have agreed to amend the Credit Agreement pursuant to the terms of this Amendment.

        SECTION 1. Amendments to the Credit Agreement.  Effective as of the date hereof, subject to the satisfaction of the condition precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

        1.1           The definition of “CFSC Purchase Claims” set forth in Section 1.01 is amended and restated in its entirety as follows:

             ““CFSC Purchase Claims” means the outstanding liens on or claims against or in respect of any of the accounts receivable of CFSC or any of its Subsidiaries arising out of the sale or securitization by CFSC or any such Subsidiaries of  such accounts receivable.”

        1.2           The definition of “Citibank Facilities” set forth in Section 1.01 is amended by amending and restated in its entirety clause (ii) thereof as follows:

              “that certain Credit Agreement (364-Day Facility) dated as of September 18, 2008, among the Borrower, Caterpillar and Caterpillar Finance Corporation, as Borrowers thereunder, the financial institutions party thereto, Citibank, as agent for such financial institutions, and BTMU, as Japan Local Currency Agent and”

        1.3           Section 5.03(a) is amended and restated in its entirety as follows:

              (a)           Ratio of CFSC Consolidated Debt to Consolidated Net Worth.

                    (i)           Maintain at all times a ratio (the “Leverage Ratio”) of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth of not greater than 10.0 to 1.  For purposes of this subsection (i), the Leverage Ratio at any time shall be equal to the average of the Leverage Ratios as determined on the last day of each of the six preceding calendar months.

                    (ii)           Maintain a Leverage Ratio of not greater than 10.0 to 1 on each December 31, commencing December 31, 2008.  For purposes of this subsection (ii), the Leverage Ratio shall be the ratio of CFSC Consolidated Debt to CFSC’s Consolidated Net Worth on the date for which computed.

        SECTION 2. Condition Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon the Agent’s receipt of duly executed originals of this Amendment from the Borrower, the Agent and the Banks.

        SECTION 3. Covenants, Representations and Warranties of the Borrower.

        3.1           Upon the effectiveness of this Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made by it in the Credit Agreement, as amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

        3.2           The Borrower hereby represents and warrants that (a) this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditor’s rights generally and by the effect of general principles of equity and (b) upon the effectiveness of this Amendment, no Event of Default shall exist with respect to the Borrower and no event shall exist which, with the giving of notice, the lapse of time or both, would constitute an Event of Default with respect to the Borrower.

        SECTION 4. Reference to and Effect on the Credit Agreement.

        4.1           Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

        4.2           Except as specifically amended above, the Credit Agreement, the Notes and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

        4.3           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Credit Agreement, the Notes or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

        SECTION 5. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

        SECTION 6. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        SECTION 7. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

CATERPILLAR FINANCIAL
SERVICES CORPORATION

By: /s/ David A. Kacynski
    Name: David A. Kacynski
    Title: Treasurer

SOCIETE GENERALE, as Agent

By: /s/ Eric E.O. Siebert, Jr.
    Name: Eric E.O. Siebert, Jr.
    Title: Managing Director

SOCIETE GENERALE, as a Bank

By: /s/ Eric E.O. Siebert, Jr.
    Name: Eric E.O. Siebert, Jr.
    Title: Managing Director

ROYAL BANK OF CANADA, as a Bank

By: /s/ Meredith Majesty
    Name: Meredith Majesty
    Title: Authorized Signatory